UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 29, 2014

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 30, 2014, West Corporation (the “Company”) issued a press release reporting results of operations for the three months and year ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

The information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2014, the Board of Directors (the “Board”) of the Company elected Michael A. Huber as a member of the Board. Mr. Huber replaces Steven G. Felsher who resigned effective January 29, 2014. Mr. Felsher’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board. Mr. Huber is President and a Managing Principal of Quadrangle Group LLC (“Quadrangle”) and was designated to serve as a director by funds affiliated with Quadrangle in accordance with the terms of the Company’s Stockholder Agreement. On January 29, 2014, the Board appointed Mr. Huber to serve as a member of the Audit Committee of the Board. Mr. Huber replaces Mr. Felsher on the Audit Committee.

Prior to the completion of the Company’s initial public offering (“IPO”), affiliates of Thomas H. Lee Partners, L.P. and Quadrangle (“Former Sponsors”) provided management and advisory services pursuant to a management agreement dated October 24, 2006 (the “Management Agreement”) executed by the Company in connection with its 2006 recapitalization. Upon completion of the IPO, the Management Agreement was terminated in accordance with its terms. Pursuant to the terms of the Management Agreement and a management letter agreement the Company entered into with affiliates of the Former Sponsors, dated March 8, 2013, the total fees for services and expenses in the year ended December 31, 2013 paid to Quadrangle thereunder aggregated approximately $4.3 million.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated January 30, 2014, reporting results of operations for the three months and year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: January 30, 2014	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Exhibit Index

99.1	Press release, dated January 30, 2014, reporting results of operations for the three months and year ended December 31, 2013.